Exhibit 99.1

PlanVista Corporation

One MetroCenter, Suite 200

4010 Boy Scout Blvd.

Tampa, FL 33607

(813) 353-2300

P R E S S  R E L E A S E

For more information, contact: Don Schmeling, Chief Financial Officer PlanVista Corporation (813) 353-2300, ext. 2340	For Immediate Release

PLANVISTA ANNOUNCES FILING OF FORM 8-K

PURSUANT TO REGULATION FD

TAMPA, FLORIDA - June 23, 2003 - PlanVista Corporation (OTC:PVST) today filed a Form 8-K with the Securities and Exchange Commission pursuant to Regulation FD disclosing under Item 9 its fiscal year 2003 and 2004 operating revenue and EBITDA* profit estimates.

Regulation FD Disclosure

The 8-K discloses that the Company estimates operating revenue for fiscal year 2003 to be $34.0 million to $36.0 million and its EBITDA (a non-GAAP measure defined as earnings from continuing operations before interest, taxes, depreciation, and amortization) profit for fiscal year 2003 to be $11.5 million to $12.5 million.

The 8-K further discloses that for fiscal year 2004, the Company estimates operating revenue to be $45.0 million to $50.0 million and its EBITDA profit to be $17.0 million to $19.5 million. The Company will provide supplemental guidance on earnings per share information once it completes its balance sheet recapitalization efforts.

The information in the 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, except if the Company specifically states that the information is to be considered “filed” under the Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act. The 8-K will not be deemed an admission as to the materiality of any information in the 8-K that is required to be disclosed solely by Regulation FD.

The Company has prepared the prospective financial information set forth in the 8-K to inform the capital markets of its expectations regarding its results for fiscal years 2003 and 2004. The prospective financial information was not prepared with a view toward complying with the

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guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the Company’s expected course of action and expected future financial performance. However, this information is not based on actual facts and should not be relied upon as being necessarily indicative of future results.

*EBITDA is a metric that Company management believes is a meaningful measure of operating performance. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles.

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PlanVista Solutions provides medical cost containment and business process outsourcing solutions to the medical insurance and managed care industries. We provide integrated national preferred provider organization network access, electronic claims repricing, and network and data management services to health care payers, such as self-insured employers, medical insurance carriers, third party administrators, health maintenance organizations, and other entities that pay claims on behalf of health plans. We also provide network and data management services to health care providers, such as individual providers and provider networks. Visit the Company’s website at www.planvista.com.

Caution Concerning Forward-Looking Statements:

This press release includes forward-looking statements related to PlanVista that involve risks and uncertainties including, but not limited to, our ability to expand our client base; the success of our new products and services; our ability to maintain our current provider network arrangements; our ability to manage costs and comply with the terms of our senior credit facility; our ability to reduce and restructure debt; and our ability to maintain and update our information technology. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission. Copies of these filings are available upon request from the Company’s chief financial officer. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Achieved results may differ materially from management expectations. All forward-looking statements included in this press release are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements

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